Exhibit 5.1

FOX ROTHSCHILD LLP
Princeton Pike Corporate Center
997 Lenox Drive
Lawrenceville, NJ 08648-2311

July 20, 2020

BIO-key International, Inc.

3349 Highway 138

Building A, Suite E

Wall, New Jersey 07719

Ladies and Gentlemen:

We have acted as counsel to BIO-key International, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement (No. 333-239782) on Form S-1 (as amended, the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the 1933 Act (the “Post-Effective Amendment” and together with the Initial Registration Statement, the “Registration Statement”). The Post-Effective Amendment relates to the registration of (i) 3,450,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), and pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) and (ii) warrants (the “Purchase Warrants”, and collectively with the Pre-Funded Warrants, the “Warrants”) to purchase up to 3,450,000 shares of Common Stock (the “Purchase Warrant Shares”, and, collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”, and the Warrant Shares together with the Shares, the “Additional Shares”), of the Company. The Shares, the Warrants, and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the related prospectus filed with the Initial Registration Statement (the “Prospectus”)..

As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company’s board of directors and other records relating to the authorization, sale, and issuance of the Additional Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all persons executing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

Based upon the foregoing, we are of the opinion that: (i) the Shares have been duly authorized, and when issued and sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable; (ii) the Warrants, when issued and sold in accordance with the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Warrant Shares have been duly authorized, and, when issued and paid for in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the laws of the State of Delaware.

This opinion letter has been prepared for your use in connection with the offer and sale of the Additional Shares, speaks as of the date of this letter, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP